                    SCHEDULE 14C  INFORMATION STATEMENT

               Information Statement Pursuant To Section 14(C)
                    Of The Securities Exchange Act Of 1934


Check the appropriate box:

     [X]  Preliminary Information Statement

     [ ] Confidential, for use of the Commission Only (as permitted by rule 14c-5(d) (2))

     [ ]  Definitive Information Statement

                              Bargo Energy Company
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             (Name of Registrant as Specified in Its Charter)
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                              BARGO ENERGY COMPANY
                            700 Louisiana, Suite 3700
                                Houston, TX 77002

                              INFORMATION STATEMENT

         This Information Statement is being furnished to the stockholders of Bargo Energy Company, a Texas corporation (the "Company" or "Bargo"), in connection with certain action to be taken by the written consent of the holders of a majority of the voting power of the Company's issued and outstanding equity securities ("Written Consent"). This Information Statement is first being mailed to stockholders of the Company on or about ___________, 2000. The Written Consent approved an increase in the number of shares of Common Stock and Preferred Stock which the Company may issue.

            WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                            NOT TO SEND US A PROXY.

         Holders of shares of Common Stock and Preferred Stock representing a majority of the voting power of the Company approved the Consent Action (defined below). At the close of business on February __, 2000 (the "Record Date"), the Company had issued and outstanding 87,932,726 shares of its common stock, par value $.01 per share ("Common Stock"), and 5,000,000 shares of its cumulative redeemable preferred stock, series B, par value $.01 per share ("Preferred Stock"). Holders of Preferred Stock have the right to vote as a separate class on any amendment to the Company's Articles of Incorporation. Each share of Common Stock is entitled to one vote and each share of Preferred Stock is entitled to one vote on the Consent Action.

         Members of the Board of Directors and their affiliates (collectively, the "Consenting Stockholders") own or are entitled to vote shares of Common Stock and Preferred Stock representing more than a majority of the voting power of the Company and have executed written consents dated as of [February __, 2000] (collectively, the "Written Consent") adopting and approving the Consent Action. As of the date of the Written Consent, there were 87,932,726 shares of Common Stock outstanding and 5,000,000 shares of Preferred Stock outstanding. Together, the Consenting Stockholders own or are entitled to vote 72,304,085 shares (82%) of Common Stock out of 87,932,726 shares of Common Stock outstanding and are entitled to vote as of the Record Date all shares of Preferred Stock. No vote or further action of the stockholders of the Company is required in order to approve, adopt or implement the Consent Action. No appraisal, dissenters or other similar rights are available to stockholders of the Company who vote against the Consent Action. The actions to be effectuated by the Written Consent will become effective (the "Consent Effective Date") on or about [___________, 2000].

         Pursuant to Article 9.10 of the Texas Business Corporation Act (the "Texas Act"), a corporation's articles of incorporation may provide that any action permitted to be taken at an annual or special meeting of stockholders of a Texas corporation may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Company's articles of incorporation provide for such corporate action by written consent. In addition, pursuant to Article 9.10 of the Texas Act, prompt notice of any such action by written consent must be given to those stockholders entitled to vote who have not consented in writing and those stockholders not entitled to vote to whom the Texas Act requires that notice be given. This Information Statement constitutes such required notice. Only stockholders of record at the close of business on the Record Date are entitled to notice of the Consent Action.

                         SECURITY OWNERSHIP OF PRINCIPAL
                           STOCKHOLDERS AND MANAGEMENT

         The following table sets forth information with respect to the ownership of shares of Common Stock and Preferred Stock as of the date of the Written Consent, by (i) each director and executive officer of the Company, (ii) all executive officers and directors of the Company as a group and (iii) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock or Preferred Stock. To the Company's knowledge, the persons indicated below have sole voting and investment power with respect to the shares indicated as owned by them, except as otherwise stated. The address for each director and beneficial owner of more than 5% of the outstanding shares of Common Stock is 700 Louisiana, Suite 3700, Houston, Texas 77002, unless otherwise indicated.

                                                   COMMON STOCK(1)                    PREFERRED STOCK(1)
                                      ------------------------------------------ ------------------------------

                                                                   PERCENT OF                    PERCENT OF
      NAME OF BENEFICIAL OWNER                  AMOUNT               CLASS           AMOUNT         CLASS
-------------------------------------------------------------------------------- ------------------------------
DIRECTORS AND EXECUTIVE OFFICERS:
     Thomas D. Barrow(2)............         11,331,958                12.9%            --            --
     Jonathan M. Clarkson...........              --                   --               --            --
     Tim J. Goff(3).................         17,792,040                20.2%            --            --
     J. Travis Hain(4) .............                                   --
     Gary R. Petersen (5)...........              --                   --               --            --
     D. Martin Phillips (5).........              --                   --               --            --
     V. Frank Pottow(6).............              --                   --               --            --
     Daniel M. Weingeist(7).........              --                   --               --            --
     Brian D. Young(8)..............          4,381,581                 4.9%         500,000         10.0%

Common Stock owned by
  all directors and executive
  officers as a group (9 persons)...         33,505,579                38.1%         500,000         10.0%

5% STOCKHOLDERS:
     Encap Energy Capital Fund III,
       L.P. (9).....................          5,583,755                 6.3%         637,185         12.7%
     EnCap Equity 1994, L.P. (9)....          2,424,973                 2.7%            --            --
     EnCap Energy Capital Fund III-B
       L.P. (9).....................          4,222,999                 4.8%         481,904          9.6%
     BOCP Partners, L.P. (9)........          1,366,277                 1.5%         155,911          3.1%
     Energy Capital Investment Co.,
       PLC (9)......................          4,241,598                 4.8%         225,000          4.5%
     BancAmerica Capital Investors
       SBIC I, L.P. (4).............         13,144,743                14.9%       1,500,000         30.0%
     Kayne Anderson Energy, LP (7)            8,763,162                 9.9%       1,000,000         20.0%
     SGC Partners II, LLC (6).......          4,381,581                 4.9%         500,000         10.0%
     EOS Partners SBIC, L.P. (8) ...          3,417,633                 3.8%         390,000          7.8%
     EOS Partners SBIC II, L.P. (8)             635,329                 0.7%          72,500          1.4%
     EOS Partners, L.P. (8) ........            328,619                 0.3%          37,500          0.8%
     James E. Sowell(10) ...........          9,208,458                10.4%            --            --

---------------------------

(1) As of January 31, 2000 there were 87,932,726 shares of Common Stock and 5,000,000 shares of Preferred Stock outstanding.

(2)  Mr. Barrow's address is P.O. Box 2588, Longview, Texas 75606.

(3) Mr. Goff shares voting and investment power with TJG Investments, Inc. ("TJG") with respect to 1,129,500 shares, with BEC Partnership ("BEC") with respect to 6,370,500 shares, and jointly with BOC Operating Corporation ("BOC") and BER Partnership L.P. ("BER") with respect to 1,625,374 shares. Mr. Goff has sole voting and investment power with respect to 8,406,666 shares and shares voting and investment power with BOC with respect to 260,000 shares of Common Stock.

(4) According to a Schedule 13D filed by BancAmerica Capital Investors SBIC I, L.P. ("BancAmerica") and certain of their affiliates on May 21, 1999, Mr. Hain is not deemed to have beneficial ownership of any of the shares of Common Stock held by BancAmerica. The address for BancAmerica is 100 North Tryon Street, 25th Floor, Charlotte, North Carolina 28255.

(5) According to a Schedule 13D/A filed by Energy Capital Investment Co. PLC ("Energy PLC"), EnCap Equity 1994, L.P., ("EnCap") and certain of their affiliates on September 4, 1998, Messrs. Petersen and Philips are not deemed to have beneficial ownership of any of the shares of Common Stock held by Energy PLC and EnCap.

(6) According to a Schedule 13D filed by SGC Partners II, LLC ("SGC") and certain of their affiliates on May 24, 1999, Mr. Pottow is not deemed to have beneficial ownership of any of the shares of Common Stock held by SGC. The address for SGC is 1221 Avenue of the Americas, 15th Floor, New York, New York 10020.

(7) According to a Schedule 13D filed by Kayne Anderson Energy Fund, L.P. ("Kayne") and certain of their affiliates on May 18, 1999, Mr. Weingeist is not deemed to have beneficial ownership of any of the shares of Common Stock held by Kayne. The address for Kayne is 1800 Avenues of the Stars, Second Floor, Los Angeles, California 90067.

(8) According to a Schedule 13D filed by EOS Partners, L.P., EOS Partners SBIC, L.P. and EOS Partners SBIC II, L.P. on May 21, 1999, Mr. Young may be deemed to have beneficial ownership of the shares of Common Stock and Preferred Stock held by EOS Partners, L.P., EOS Partners SBIC, L.P. and EOS Partners SBIC II, L.P. the address for the aforementioned entities is 320 Park Avenue, 22nd Floor, New York, New York 10022.

(9) The address of EnCap Energy Capital Fund III, L.P., EnCap Energy Capital Fund III-B L.P., BOCP Partners, L.P., Energy Capital Investment Co., PLC and EnCap Equity 1994, L.P. is 1100 Louisiana, Suite 3150, Houston, Texas 77002. EnCap Investments L.C. is the general partner of EnCap Equity 1994 L.P. and serves as an investment advisor to Energy Capital Investment Co. P.L.C. EnCap Investments L.C. disclaims any beneficial ownership of Energy Capital Investments Co. P.L.C.'s and EnCap Equity 1994 L.P.'s shares.

(10)     Mr. Sowell's address is 3131 McKinney Avenue, Suite 200, Dallas,
         TX 75204.

                               THE CONSENT ACTION

         By this Information Statement, the Company is providing the stockholders with the required notice of the following corporate action that was approved and adopted by the Consenting Stockholders in the Written Consent:

                  A change to the Company's Articles of Incorporation increasing the authorized capital stock to 210 million shares, of which 200 million shares will be Common Stock and 10 million will be preferred stock (the "Consent Action").

          INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK

         Article III of the Company's Articles of Incorporation currently authorizes the Company to issue up to 120,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. As amended, the Articles of Incorporation of the Company will provide for 210 million shares of capital stock, of which 200 million are common stock and 10 million are preferred stock. All newly authorized shares will have the same rights as the presently authorized shares, including the right to cast one vote for each share held of record on all matters submitted to a vote of stockholders and, subject to the rights of the holders of preferred stock, to participate in dividends when and to the extent declared and paid. Holders of Common Stock do not have preemptive rights and are not entitled to cumulate votes for the election of directors.

         Under applicable Texas law and the Company's Articles of Incorporation, the amendment to the Articles of Incorporation will require the consent of at least a majority of the issued and outstanding shares of Common Stock and Preferred Stock, voting as separate classes. At the close of business on the Record Date, the Company had 87,932,726 shares of Common Stock outstanding, and approximately 26,500,000 shares reserved for issuance pursuant to stock options granted to employees and warrants, leaving only 5,567,274 unreserved and otherwise uncommitted shares of Common Stock available for future issuance. In addition, all 5,000,000 shares of the Company's Preferred Stock are currently issued and outstanding.

         The first sentence of Article III of the Articles of Incorporation of the Company, will be amended to read as follows:

                  "The Corporation shall have the authority to issue 210,000,000 shares, of which 10,000,000 shares shall be preferred stock, $.01 par value ("Preferred Stock"), and 200,000,000 shares shall be common stock, $.01 par value ("Common Stock")."

         The Board of Directors of the Company believes the increase in the authorized shares of capital stock is in the best interests of the Company and its stockholders. The proposed increase in the authorized Common Stock and Preferred Stock has been recommended by the Board to assure that an adequate supply of authorized and unissued shares is available for general corporate needs, such as employee benefit plans, future stock splits, stock dividends and other distributions to stockholders, raising additional capital, financing arrangements, the conversion of other securities (such as warrants and preferred stock) that may be issued by the Company, and acquisitions by the Company of other businesses if favorable opportunities become available. Except for issuances of shares of Common Stock pursuant to the Company's existing and proposed stock option plans as disclosed herein and as described under "Security Ownership of Principal Stockholders and Management" and "Recent Developments," the Company has no present plans, arrangements or understandings to issue any additional shares of Common Stock.

         The additional authorized shares of Common Stock and Preferred Stock will be available for issuance at the discretion of the Board of Directors without further stockholder approval (subject to applicable Texas law and the rules of any exchange on which the Company's securities may be listed), without the delay and expense incident to the holding of a special meeting of stockholders to consider any specific issuance.

         While the Board of Directors is of the opinion that the proposed amendment is in the best interests of the Company and its stockholders, the Board recognizes that there may be some disadvantages to the stockholders. The authorized but unissued shares of Common Stock and Preferred Stock could be used by incumbent management to make more difficult a change in control of the Company. Under certain circumstances, such shares could be used to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. The increase in authorized shares of Common Stock and Preferred Stock might also be considered as having the effect of discouraging an attempt by another person or entity, through acquisition of a substantial number of shares stock, to acquire control of the Company with a view to imposing a merger, sale of all or any part of the Company's assets or a similar transaction, since the issuance of any shares could be used to dilute the stock ownership of shares of the Company's voting stock held by such person or entity. Any transaction which may be so discouraged or avoided could be a transaction that the Company's stockholders might consider to be in their best interests, although it should be noted that the Board of Directors has a fiduciary duty to act in the best interests of the Company's stockholders at all times. Additionally, because the Board of Directors and their affiliates own substantially all of the outstanding Common Stock and Preferred Stock, a takeover without the Board's consent is highly unlikely.

         The Company's Board of Directors has not proposed the Consent Action as an anti-takeover measure, nor does the Board presently intend for the foreseeable future to propose anti-takeover measures in any future proxy solicitations. Any actions taken by the Company to discourage an attempt to acquire control of the Company may result in stockholders not being able to participate in any possible premiums which may arise in the absence of anti-takeover provisions, as well as may be used to entrench management's position even if such change in control may be beneficial to stockholders.

         The Consent Action will not of itself cause any change in the capital stock or surplus of the Company. However, any future issuance of shares of Common Stock and Preferred Stock may have a dilutive effect on the present equity holdings of stockholders of the Company.

                               RECENT DEVELOPMENTS

         On February 22, 2000, the Company agreed to purchase oil and gas properties from subsidiaries of Texaco, Inc. for $161.1 million. The Company expects to close this acquisition late in the first quarter of 2000. The purchase price to be paid for the properties is subject to reduction if joint working interest owners exercise preferential rights to purchase certain properties, or for title or other environmental defects identified before closing.

         The Company has received commitments from commercial banks to loan the Company sufficient amounts to finance the entire acquisition and refinance existing bank indebtedness. Depending on the amount of any adjustments made to the purchase price, up to $45 million of these loans will mature nine months following the closing date. The Company has received commitments from several of its current stockholders to purchase Preferred Stock, and has also received a commitment from one of its lenders to convert a portion of the loan into Preferred Stock, in an amount sufficient in the aggregate to repay this nine month loan in full. These commitments to purchase Preferred Stock at maturity of the nine month loan also provide for the issuance of new Common Stock.

         The Company does not expect to use the purchase commitments from its stockholders or the conversion commitment from its lender. The Company intends to sell non-core properties, of which a portion of the proceeds would be available to finance repayment of the loan. The Company may also issue new debt or equity securities to refinance part or all of the bank loans.


         CAUTIONARY STATEMENT FOR PURPOSES OF FORWARD-LOOKING STATEMENTS

         Certain information contained herein under Recent Developments (as well as certain oral statements made by or on behalf of the Company) may be deemed to be forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 and are subject to the "Safe Harbor" provisions in that enacted legislation. This information includes, without limitation, future acquisitions or corporate combinations; expected effects of and results from recent acquisitions; future operations, demand and industry conditions; future capital expenditures and future financial condition. When used in or incorporated by reference into this Information Statement, the words "expect," "may," "will," "intends" and similar expressions are intended to be among the statements that identify forward-looking statements. These forward-looking statements are based on current expectations and involve a number of risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could affect the Company's actual results and cause actual results to differ materially from those results that might otherwise be expected include volatility in oil and gas prices and volatility in capital markets.